Exhibit 99.1

CytoSorbents Announces Pending Retirement of Chief Financial Officer Kathleen P. Bloch

PRINCETON, N.J., October 7, 2022 — CytoSorbents Corporation (NASDAQ: CTSO), a leader in the treatment of life-threatening conditions in the intensive care unit and cardiac surgery using blood purification via its proprietary polymer adsorption technology, announced today that its Chief Financial Officer, Kathleen P. Bloch, MBA, CPA, plans to retire on March 31, 2023 at age 68, following a distinguished decade-long career at the Company. A search has been initiated for Ms. Bloch’s replacement. Meanwhile, following her retirement next year, Ms. Bloch will continue as a consultant of the Company to provide, among other services, continuity during the transition of her successor.

Ms. Bloch stated, “It has been a privilege and a pleasure to be a part of the incredible team at CytoSorbents over the past 9 plus years, during which time we have achieved rapid growth in both our company and our business, while helping to save the lives of patients around the world. It has been an exciting and personally fulfilling journey, made more enjoyable by the positive chemistry and culture of our management team and employee base, which is a major reason why I have postponed my retirement for so long. But I am pleased to have been a major contributor, and look back on the accomplishments of my talented and highly capable finance and accounting teams in both the U.S. and Europe with pride. I believe the Company has an exciting future ahead, and look forward to an anticipated return to sales growth and the achievement of our first U.S. FDA marketing approval. Although I will retire formally at the end of March next year, I intend to continue supporting the Company from the sidelines as both a long-term shareholder and as a consultant as needed.”

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents stated, “Kathy is an outstanding CFO and member of our leadership team, and we are extremely fortunate to have her. Among Kathy’s many accomplishments, she was instrumental in our successful up-listing to Nasdaq. As CFO of a public company, Kathy has also been responsible for timely and consistent accounting, SEC reporting, and Sarbanes Oxley compliance, and has worked diligently to design and strengthen our system of internal controls. Kathy was also key in the capitalization of our company by supporting numerous successful fund raisings in cumulative excess of $140 million and establishing a favorable debt facility, enabling us to finance the global expansion of our business to 75 countries and to build a state-of-the-art manufacturing facility. Through maintenance of a strong network of investors, bankers, and analysts, and presentations and investor meetings at numerous conferences, Kathy supports analyst coverage from six investment banks, and has been a welcomed partner in our investor relations outreach. Meanwhile, she has developed, mentored, and led an outstanding group of finance and accounting professionals who expertly manage a broad and complex range of international trade and accounting issues, from consolidation of subsidiary results based in different currencies, to international tax policies. Lastly, Kathy has overseen the modernization of our finance and accounting information technology systems to support our growing needs.”

“We are also very proud of Kathy’s well-deserved accomplishments outside of the Company. Kathy was the 2016 NJ BIZ Magazine’s Public Company CFO of the Year, currently serves as Chapter President and Member of the Board of Directors of the Mercer Chapter of the New Jersey Society of Certified Public Accountants (NJCPA), and was the recipient of the 2021 NJCPA Ovation Award recognizing CPAs who have had an impact on their jobs, communities, and the accounting profession.”

Dr. Chan concluded, “Above all, Kathy has been a tremendous pleasure to work with as a trusted colleague who embodies the values of our Company as a positive, kind, committed, and generous leader who puts our people and our mission ahead of herself. We feel honored to cap her outstanding financial executive career in successful private and public companies, and will miss her greatly. On behalf of the entire Company and our Board of Directors, we thank Kathy for her many years of dedication and service to the Company and wish her all the best in retirement and in this next phase in her life.”

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in the treatment of life-threatening conditions in the intensive care unit and in cardiac surgery through blood purification. Its lead product, CytoSorb®, is approved in the European Union and distributed in 75 countries worldwide. It is an extracorporeal cytokine adsorber that reduces "cytokine storm" or "cytokine release syndrome" in common critical illnesses that can lead to massive inflammation, organ failure and patient death. In these diseases, the risk of death can be extremely high, and there are few, if any, effective treatments. CytoSorb is also used during and after cardiothoracic surgery to remove inflammatory mediators that can lead to postoperative complications, including multiple organ failure. As of June 30, 2022, more than 179,000 CytoSorb devices have been used cumulatively. CytoSorb was originally launched in the European Union under CE mark as the first cytokine adsorber. Additional CE mark extensions were granted for bilirubin and myoglobin removal in clinical conditions such as liver disease and trauma, respectively, and for ticagrelor and rivaroxaban removal in cardiothoracic surgery procedures. CytoSorb has also received FDA Emergency Use Authorization in the United States for use in adult critically ill COVID-19 patients with impending or confirmed respiratory failure. The DrugSorb™-ATR antithrombotic removal system, based on the same polymer technology as CytoSorb, also received two FDA Breakthrough Device Designations, one for the removal of ticagrelor and another for the removal of the direct oral anticoagulants (DOAC) apixaban and rivaroxaban in a cardiopulmonary bypass circuit during urgent cardiothoracic procedures. The company has initiated two FDA-approved pivotal studies to support FDA marketing approval of DrugSorb-ATR in the United States. The first is the randomized, controlled STAR-T (Safe and Timely Antithrombotic Removal-Ticagrelor) study of 120 patients at 30 centers to evaluate whether intraoperative use of DrugSorb-ATR can reduce the perioperative risk of bleeding in patients receiving ticagrelor and undergoing cardiothoracic surgery. The second study is the STAR-D (Safe and Timely Antithrombotic Removal-Direct Oral Anticoagulants) randomized, controlled trial of 120 patients at 30 centers evaluating the intraoperative use of DrugSorb-ATR to reduce perioperative bleeding risk in patients undergoing cardiothoracic surgery and taking direct oral anticoagulants, including apixaban and rivaroxaban.

CytoSorbents’ purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption.  Its technologies have received non-dilutive grant, contract, and other funding of approximately $48 million from DARPA, the U.S. Department of Health and Human Services (HHS), the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), the U.S. Army, the U.S. Air Force, U.S. Special Operations Command (SOCOM), Air Force Material Command (USAF/AFMC), and others.  The Company has numerous marketed products and products under development based upon this unique blood purification technology protected by many issued U.S. and international patents and registered trademarks, and multiple patent applications pending, including ECOS-300CY®, CytoSorb-XL™, HemoDefend-RBC™, HemoDefend-BGA™, VetResQ®, K+ontrol™, DrugSorb™, DrugSorb™-ATR, ContrastSorb, and others.  For more information, please visit the Company’s websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, future targets and outlooks for our business, expectations regarding the future impacts of COVID-19 or the ongoing conflict between Russia and the Ukraine, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 10, 2022, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

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CytoSorbents Contact:
Kathleen Bloch
(732) 398-5429
kbloch@cytosorbents.com

U.S. Public Relations Contact:
Eric Kim Rubenstein Public Relations
212-805-3052
ekim@rubensteinpr.com